Exhibit 10.2.4
STATE OF SOUTH CAROLINA )
                        )                   LEASE AGREEMENT
COUNTY OF HORRY         )

     THIS LEASE AGREEMENT made and entered into this 6th day of June, 1997, between ARCHIE MCNAIR CABINETS, INC. and ARCHIE M. MCNAIR, d/b/a MCNAIR RENTAL, (collectively, "Lessor"), and NEWRIDERS, INC., a Nevada Corporation, (hereinafter referred to as "Lessee").

                           WITNESSETH:

           IN CONSIDERATION of the rents hereinafter reserved and the covenants and agreements herein expressed on the part of the Lessee to be performed, the Lessor has leased, and by these presents, does lease unto the Lessee that certain real property, with the improvements thereon, located at 4019 Highway 501, near the City of Myrtle Beach, Horry County, South Carolina, being more particularly described as shown on Exhibit "A" attached hereto and made a part and parcel hereof, which property together with all and singular the rights, members, hereditaments, and appurtenances to the said demised premises belonging, or in anywise incident or appertaining, is hereinafter referred to as the "demised premises".

          TO HAVE AND TO HOLD, all and singular, the demised premises unto the Lessee, its successors and assigns, for the term set forth herein, under the following terms and conditions:

     1. Term. The term of this lease shall be from June 1, 1997, through May 31, 2017.

     2. Rental. Lessee shall pay to the Lessor for said demised premises the following rental:

          a. For the period of June 1, 1997, through May 31, 2002, an annual rental of Twenty-Six Thousand Four Hundred ($26,400.00) Dollars, payable in monthly installments of Two Thousand Two Hundred ($2,200.00) Dollars with the first installment being due upon the execution of this Lease Agreement, and on the first day of each month throughout the balance of said five (5) year term, commencing on July 1, 1997, and through May 1, 2002.

           b. For the period commencing January 1, 2002, through May 31, 2007, an annual rental equivalent to the May 1, 1997, purchasing power of Twenty-Six Thousand Four Hundred ($26,400. 00) Dollars (the base annual rental). Such rental shall be determined by dividing the base annual rental of Twenty-Six Thousand Four Hundred ($26,400.00) Dollars by the index number of the calendar month of May, 1997, as appears in the column "All Items" in the CPI-US (defined below) and then multiplying that amount by the corresponding index number for the month of April, 2002. The Consumer Price Index referred to is the Consumer Price Index for all urban consumers, clerical workers, U.S. City Average, All Items, 1982-1984 Base, published by the Bureau of Labor Statistics, United States Labor Department of Labor (the "CPI-US"). If the Bureau of Labor Statistics changes the form or the basis of calculating the Consumer Price Index, the parties agree to request the Bureau to make available, for the life of this Agreement, a monthly price index in its present form and calculated on the same basis as the index for the year 1997. Said rental as so determined shall be paid in twelve (12) equal monthly installments with the first being due on June 1, 2002, and on the first day of each month thereafter through and including May 1, 2007.

     In no event, however, shall the annual rental be less than the sum of Twenty-Six Thousand Four Hundred ($26,400.00) Dollars per annum.
The annual rental for each successive five (5) year term of the lease term shall be determined by dividing the base annual rental of Twenty-Six Thousand Four Hundred ($26,400.00) Dollars by the index number of the month of May, 1997, as appears in the column "All Items" of the Consumer Price Index above referred to, and multiplying that amount by the corresponding index number of the Consumer Price Index above referred to, for the month of April immediately preceding commencement of the five (5) year term for which the rental is being calculated. For an example, for the five (5) year term commencing on June 1, 2007, the base rental of Twenty-Six Thousand Five Hundred ($26,400.00) Dollars shall be divided by the index number for the month of May, 1997, and then multiplying that amount by the corresponding index number for April, 2007. In no event, however, will the annual rental be less than the sum of Twenty-Six Thousand Four Hundred ($26,400.00) Dollars.

     All rental shall be payable in equal monthly installments and payable to Archie McNair, at 3000 Bratcher Road, Conway, South Carolina 29526.

     3. Quiet Possession. Lessor covenants and warrants that it has full right and lawful authority to enter into this Lease Agreement for the full term hereof, and that Lessor is lawfully seized of the entire demised premises during the term of this Lease Agreement, Lessee's quiet and peaceable enjoyment of the demised premises shall not be disturbed or interfered with by anyone except as herein provided. Lessee, performing all of its covenants hereunder, shall have quiet and peaceful possession of the demised premises during the term of this Lease Agreement against the acts of all parties claiming title to or right to possession of the demised premises.

      4. Improvements. There is now situate upon the demised premises certain improvements and buildings and Lessee hereby acknowledges that no representations or warranties have been made by the Lessor as to the condition of the demised premises or any improvements thereon and same have been inspected by the Lessee's agents and the Lessee accepts the demised premises and improvements thereon in the condition that same now exist. At all times during the term of this Lease the Lessee, at its own cost and expense, shall keep the demised premises and the buildings and improvements now or hereafter located on the premises and all sidewalks, curbs, roadways, parking areas, and other improvements on the demised premises in a state of good condition and repair with reasonable wear and tear excepted. Notwithstanding anything in the foregoing to the contrary, Lessee shall have no responsibility to maintain or to repair any defect, deficiency, or condition existing on the demised premises as of the execution of this Lease.

     5. Additions to Improvements. The Lessee during the term of this lease shall have the right to erect additional improvements and remodel the present improvements on the premises with Lessor's written consent, which consent shall not be unreasonably withheld or delayed. Any improvements or alterations made by the Lessee shall be at the Lessee's own cost and expense and Lessee shall hold the Lessor harmless against any claims arising by reason of the construction thereof, expressly including but without limiting the generality, mechanic's liens, and public liability. At the termination of this Lease, Lessee has no duty to remove any improvements and if Lessee does not, any remaining improvements shall become the property of the Lessor without compensation to the Lessee.

     6. Use. The demised premises shall be used for the sale, service, assembly, and manufacture of motorcycles or motor operated bicycles, sale of parts, supplies, clothing, accessories, the rental of motorcycles, storage thereof, and related activities, and for no other purposes except with the written consent of the Lessor which shall not be unreasonably withheld. Further, Lessee agrees that it will not install any underground storage tanks or selling or dispensing gasoline or diesel fuel without Lessor's consent which consent shall not be unreasonably withheld.

     7. Assignment or Subletting. The Lessee may sublet a portion or all of the premises without the written consent of the Lessor. The Lessee may not assign this lease without the written consent of the Lessor which will not be unreasonably withheld. No assignment or sublease by Lessee will relieve the Lessee of its obligation to pay the rent and abide by all the other terms and conditions of this Lease.

     8. Utilities. Lessee agrees that during the term of this Lease that it will pay all charges of electricity, gas, heat, water, telephone, and other utility services utilized on the demised premises with the understanding that water to the demised premises is furnished by a well owned by Lessor and sewer is by septic tank. Lessor agrees to furnish water from the present source without monthly charge to the Lessee. Lessee will maintain the septic tank and septic tank service on the premises. In the event water and sewer are connected to Grand Strand Water and Sewer Authority or any other public utility, Lessor covenants and agrees to pay any "tap on" fees and the Lessee shall pay any monthly service fees.

     9. Use of Parking Lot. It is understood by the parties that the Lessor owns adjoining property and improvements which are occupied mostly during the night or evening hours and that the driveway upon the demised premises is utilized for access to adjoining properties. Lessor and Lessee covenant and agree to cooperate in providing full use of the driveway and parking lot on the demised premises to Lessee and adjoining tenants of Lessor at such times that use of the parking lot on the demised premises by adjoining tenants does not interfere with the operation of the Lessee's business.

     10. Ad Valorem Taxes and Assessments. During the term of this Lease, the Lessee shall pay all ad valorem taxes and other assessments assessed against the demised premises and any improvements thereon. Lessee shall pay all taxes and assessments before same become in default but the Lessee reserves the right to contest the amount of said taxes and Lessor agrees to execute any documents necessary to assist the Lessee in the protest of any said taxes and assessments. Any protest proceedings shall be at the sole cost and expense of the Lessee. The taxes and assessments for the year 1997 and the final year of this lease shall be prorated among the parties.

     11. Insurance. Lessee, at Lessee's sole cost and expense, shall maintain and keep in effect throughout the term of this Lease:

          a. Insurance against loss or damage to the Lessor's building and any other improvements the Lessee may hereinafter locate on the premises by fire and such other casualties as may be included in the standard form of extended coverage insurance in an amount of the fully insurable value thereof, and an amount sufficient to prevent the application of co-insurance provisions.

          b. Insurance against claims for personal injury (including death) or property damage under policies of general and umbrella excess for liability insurance, with limits of liability of not less than One Million ($1,000,000.00) Dollars for any one accident. This coverage may be provided by a blanket insurance coverage maintained by Lessee on the demised premises as well as other premises of the Lessee.

     The policies of insurance described above shall name both Lessor and Lessee as the insured parties, a copy of said policies or proof of insurance shall be delivered to the Lessor.

     If Lessee shall fail, refuse, or neglect to obtain or maintain such insurance, or to furnish Lessor with satisfactory evidence of the payment of the premium of any policy, Lessor shall have the right, at Lessor's option, to purchase such insurance and to pay the premiums thereon or to pay the premiums on insurance which Lessee should have obtained, and to thereafter require Lessee to pay the estimated cost of such insurance coverage to Lessor in monthly installments in advance. All such payments made by Lessor shall be recoverable by Lessor from Lessee on demand as additional rental, together with interest at the rate of ten percent (10%) per annum from the date of Lessor's making of the payments. Policies of insurance so procured by Lessor shall be written for the shortest period available from comparable insurers in the area, and Lessee shall be given prompt notice of the payment of premiums by the Lessor, the amounts paid, the names of the insurer and insured, and the duration of the coverage obtained. The Lessee shall have the right to replace said insurance as of any coverage expiration date, and Lessee shall duly notify Lessor of said replacement.

     12. Destruction of Premises. If any building, fixture, or improvements now or hereafter situate on the demised premises should at any time during the term of this Lease be damaged or destroyed by any casualty required by this Lease to be covered by fire or extended coverage insurance, Lessee shall restore and rebuild the same as nearly as possible to the condition same were in immediately prior to such damage or destruction, and such rebuilding or replacement shall be prosecuted with reasonable diligence and shall be completed as soon as reasonably possible. If the building is unable to be utilized during the period of improvements, rental shall be abated or reduced accordingly during the period of repairs in the event of damage.

     Lessor shall, at Lessee's cost and expense, cooperate fully with Lessee to obtain the largest possible recovery on all applicable policies of fire and extended coverage insurance and all such policies shall provide that the proceeds be paid to the Lessor and Lessee and the same shall be placed in a joint account and utilized for the replacement of the improvements upon the premises. The Lessee's obligation to replace or improve shall be limited to the amount of insurance coverage required to be maintained on the premises by the Lessee under the terms of this Lease. In the event, however, the improvements on the premises shall be destroyed during the last five (5) years of the term of this lease to an extent that same are not useable by Lessee, Lessee, at its option, may elect to terminate this lease and pay to the Lessor all insurance proceeds received from said loss, provided the amounts are as required by this Lease Agreement, and the Lessee shall have no further obligation under the terms of this lease. To exercise said option to cancel, Lessee must give to the Lessor written notice of its intention within thirty
(30) days after any such loss.

     13. Indemnity. The Lessee agrees to indemnify and save harmless the Lessor from and against any and all costs, expenses, legal proceedings, reasonable attorney's fees, claims or demands, from injury to person, loss of life, or damage to property occurring within the demised premises during the term of this lease. Excepted from this requirement of indemnification is any loss resulting from Lessor's negligence, intentional acts or breach of the Lease and/or the pre-existing condition of the demised premises.

     14. Ordinances and Regulations. The Lessee during the term of the Lease shall comply with all lawful ordinances, statutes, and regulations of municipal, county, state, and federal authorities with reference to use and occupancy of the demised premises. Lessee's obligation to comply with applicable laws does not require Lessee to undertake remediations, retrofitting, alteration, repair, reconstruction, or removal of any portion of the demised premises in order to correct a condition existing at the time of the execution of this Lease Agreement.

     15. Insolvency. The filing by or on behalf of the Lessee of any petition or pleading to declare the Lessee bankrupt under any bankruptcy law or act, or to declare the Lessee insolvent or unable to pay its debts, or the filing against the Lessee of any petition or pleading to declare the Lessee bankrupt or unable to pay its debts, or the attachment of any property of the Lessee located on the demised premises, or the appointment by any court or under any law of a receiver, trustee, or other custodian of a substantial part of the property, assets, or business of the Lessee, or the levy of execution or other taking of property, assets of the leasehold interest of the Lessee by process of the law or otherwise, for the satisfaction of any judgment, debt, tax liens, or claim, shall at the option of the Lessor operate as a termination of this Lease immediately and without prior notice and without prejudice of the Lessor's right to prosecute any other remedy which Lessor may have for the breach of this Lease, but subject to the rights of correction by the Lessee as provided in paragraph 17 hereof.

     16. Condemnation. If the demised premises, or any part thereof, shall be taken or condemned for a public or quasipublic use or purpose, and the parties are unable to agree on the effect of the condemnation or the allocation of the award, then the Lessor and Lessee agree to subject to arbitration under the procedure provided for same in this Lease the question of whether such taking or condemnation shall constitute a termination of this Lease. Each party hereto shall appoint one arbitrator and the two arbitrators so appointed shall appoint a third arbitrator. The decision of the majority of the three arbitrators as to whether this Lease shall be terminated by such taking or condemnation shall be binding on the parties hereto. In making their decision, the three arbitrators shall consider all facts and circumstances they deem relevant, including, but not limited to, the following: the Lessee's ability to continue the conduct of its normal business operations on the demised premises remaining after such taking or condemnation; the amount of rent that shall thereafter be payable by the Lessee to the Lessor; the continuing obligation of the Lessee to pay such rent; and, the amount of any award made by the condemnation authority.

      The amount of any award resulting from such condemnation or taking shall be allocated between the Lessor and the Lessee by the arbitrators and the decision of a majority of the arbitrators shall be binding on the parties hereto.

     In the event the Lease shall not be terminated in the manner hereinabove provided, the annual rental from the date of such taking or condemnation shall be adjusted, if necessary, on the next rental payment date by prorata credit for any prepaid rent beyond the date of condemnation.

     If this Lease shall be terminated in the manner hereinabove provided, both parties shall be relieved of any further obligations hereunder except those accrued at the time of such termination.

     17. Default. If the Lessee shall fail or neglect to pay any installment of rent after the same is due and payable, the Lessor may elect to terminate this Lease and enter upon the premises and take possession thereof and hold and enjoy the same as if this Lease had not been entered into; provided, however, that before Lessor shall have the right to terminate this Lease for nonpayment of rent, it shall first mail to the Lessee, by Registered or Certified Mail, addressed as provided in paragraph 21 hereof relating to notices, notification that the rent is in arrears and the amount thereof, and, if within ten (10) days after the mailing of such notice, Lessee shall pay such rent as may then be in arrears, together with a late payment penalty of Fifty ($50.00) Dollars for each day said rent is in arrears, this Lease shall thereupon be reinstated, but if the rent at the time in arrears and late penalty thereon is not paid within such ten (10) days, Lessor may immediately terminate this Lease and take possession of the premises as herein provided.

     If the Lessee at any time shall fail or neglect to perform or observe any of the agreements or covenants herein contained, other than the payment of rental, and such default shall continue for a period of thirty (30) days after the notice provided for below, the Lessor may elect to terminate this Lease and enter upon the premises and take possession thereof and hold and enjoy the same as if this Lease had not been entered into; provided, however, that Lessor shall first mail to Lessee by Registered or Certified Mail, notification that one or more of the provisions or covenants of this Lease have been violated (stating the respects in which same have been violated), and if the Lessee shall, within thirty (30) days after the date of mailing of such notice, undertake with due diligence the performance of such covenant or provision of the Lease contained in said notice and shall without unnecessary delay fully comply with such provision or covenant, the Lessor will not cancel this Lease on account of the breach of such provision or covenant.

       In the event the Lessor shall exercise the right to terminate this Lease under any of the aforesaid provisions, Lessor will not thereby be deprived of any other rights Lessor may have against Lessee, but shall at all times be entitled to recover of Lessee any and all rents or other obligations due by Lessee and all damages sustained by the Lessor on account of the breach of any of the covenants or agreements herein contained which Lessee is obligated to perform.

     18. Arbitration. When any approval of Lessor is required by any of the provisions of this Lease, such approval will not be unreasonably withheld. Any differences between the Lessor and the Lessee (other than breach of any expressed covenants of this Lease) will be arbitrated on the written request of either party who shall name an arbitrator at the time of making such request. The other party shall select an arbitrator within ten (10) days after written request with the power being given to those arbitrators to select a third, if either of them consider it advisable to do so, within ten (10) days thereafter, and to render a written decision within sixty (60) days after the initial request for arbitration. Majority opinion will control in the case of three arbitrators.

     19. Failure to Appoint Arbitrator or Appraiser. Whenever in this Lease the parties hereto are each required to appoint an arbitrator or an appraiser, and one of the parties refuses or fails to appoint such arbitrator or appraiser, after the specified notice from the other party, then any Resident or Presiding Judge of the Fifteenth Judicial Circuit of the Court of Common Pleas for Horry County, South Carolina, shall be empowered to appoint such other arbitrator or appraiser upon the petition of either party. Whenever two arbitrators or appraisers appointed as provided in this Lease fail to agree upon a third arbitrator or appraiser, then any Resident or Presiding Circuit Judge of the Court of Common Pleas for Horry County, South Carolina, shall be empowered to appoint such third arbitrator or appraiser upon the petition of either party hereto. The Judge of said Court may make such appointment ex parte, but shall give Lessor, Lessee, and the other arbitrators or appraisers notice of the appointment by regular United States Mail.

     20. Termination. On termination of this Lease for any cause, Lessee will surrender peaceful possession of the premises to the Lessor, together with all improvements thereon, with the exception of personal property, supplies, and inventory of the Lessee, in as good condition as same now exists, except for normal wear and tear. Lessee shall have the right to remove its trade fixtures and other improvements upon termination of the Lease provided that such removal does not cause irreparable damage and any damage inflicted is repaired by Lessee at Lessee's cost and expense.

     21. Notices. Any notices to be given by either party to the other shall be by Registered or Certified United States Mail and shall be conclusively presumed to have been sufficiently given when deposited in The United States Mails, postage prepaid, Registered or Certified Mail, addressed to:

                  Lessor:    Archie McNair Cabinets, Inc.
                             Archie M. McNair
                             3000 Bratcher Road
                             Conway, South Carolina 29526

            With Copy To:    Mr. John C. Thompson
                             Attorney At Law
                             P. 0. Box 1533
                             Conway, South Carolina  29528

                  Lessee:     Newriders, Inc.
                              1040 E. Herndon Avenue
                              Suite 102
                              Fresno, CA 93720

            With Copy To:     Hal H. Bolen, II
                              Bolen, Fransen & Boostrom, LLP
                              Suite 430, East Tower
                              Guarantee Financial Center
                              1322 East Shaw Avenue
                              Fresno, CA  93710-7906

Either party may given written notice to the other of any change of address.

     22. Inspection. During the term of this Lease Agreement, the Lessor, their agents, servants, and employees, shall have rights at all reasonable times to enter onto the premises to inspect same and to see that the terms of this Lease Agreement are being fulfilled.

     23. Nonwaiver. The failure of the Lessor or of Lessee to insist upon the strict performance of any of the terms, conditions, or covenants herein, shall not be deemed a waiver of any subsequent breach of any of the terms, conditions, or covenants herein contained.

     24. Applicable Law and Jurisdiction. This Lease shall be construed in accordance with and governed by the laws of the State of South Carolina, and the parties do hereby submit to the jurisdiction of the Courts of the State of South Carolina in any dispute concerning its terms or enforcement of its conditions.

     25. Environmental Compliance.

          a. Lessee shall not cause or permit any "Hazardous Substance" (as defined in 42 U.S.C.A. Section 9601(14) (Supp. 1990) (as amended) to be used, stored, or generated on the Premises, except for Hazardous Substances of types and quantities customarily used or found in motor vehicle assembly sales and service establishments such as contemplated by this Lease.

          b. Lessee shall not cause or permit the Release (as defined in 42 U.S.C.A. Section 9601(22)(as amended) of any Hazardous Substance, contaminant, pollutant, or petroleum in, on, or under the Premises or into any ditch, conduit, stream, storm sewer, or sanitary sewer connected thereto or located thereof.

          c. Subject to the provisions of this Lease, Lessee shall use, store, and dispose of all Hazardous Material in strict compliance with and otherwise fully and timely comply with all applicable federal, state, and local statutes and regulations relating to public health and safety and protection of the environment ("Environmental Laws").

          d. Lessor represents and warrants to Lessee that, to the best of Lessor's actual knowledge without independent investigation or inquiry, as of the effective date of this Lease:

               (i) there has been no release onto or under the demised premises of any Hazardous Material in violation of any Environmental Law;

              (ii) the demised premises contains no PCBs, PCB contaminated electrical equipment or asbestos-containing materials;

             (iii) Lessor has received no notice that the demised premises is in violation of any Environmental Law; and

              (iv) there are no underground storage tanks on or under the demised premises in which Hazardous Materials are or have been stored.

     If during the term of this Lease, either Lessor or Lessee becomes aware of (1) any actual or threatened release of any Hazardous Material on, under or about the demised premises; or (ii) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under or about the demised premises, that party shall give the other party written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to the other party copies of any claims, notices of violation, reports or other writings received by the party providing such notice that concern the release or investigation.

          e. If the presence of any Hazardous Material brought onto the demised premises by either Lessor or Lessee or by their respective employees, agents, contractors, invitees, prior tenants or subtenants results in contamination of the demised premises, that party shall promptly take all necessary actions, at such party's sole expense, to return the demised premises to the condition that existed before the introduction of such Hazardous Material. Lessee shall first obtain Lessor's approval of the proposed remedial action, which may not be unreasonably withheld or delayed.

     If Lessor undertakes any cleanup, detoxification, or similar action, whether or not required by any governmental or quasi-governmental agency, as a result of the presence, release or disposal on, under, in or about the demised premises, and that action results in denying Lessee use of or access to the demised premises or Lessee is otherwise unable to conduct its business on the demised premises for a period of more than twenty-four (24) hours, the rent payable under paragraph 2 shall be abated for the period that Lessee is unable to conduct its business on the demised premises.

          f. Lessor and Lessee shall, at that party's sole expense and with counsel reasonably acceptable to the other party, indemnify, defend, and hold harmless the other party and the other party's shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the demised premises, or the violation of any Environmental Law by that party or its employees, agents, contractors, invitees, prior tenants, or subtenants. This indemnification includes all losses, liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This indemnification shall survive the termination of this Lease.

     26. Memorandum of Lease. The parties agree, at either parties' request, to enter into a Memorandum or short form Lease for the purposes of recordation which shall specify the term of the Lease hereunder.

     27. Parties Bound. Each and all of the covenants, terms, agreements, obligations, and conditions of this Lease shall extend to, and bind and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of Lessor and Lessee respectfully.

     IN WITNESS WHEREOF the parties have caused this Lease Agreement to be executed the date and year first above written.

                                      LESSOR:

                                      ARCHIE MCNAIR CABINETS, INC.

                                      By: /s/ Archie M. McNair (L.S.)
 Witnesses:                                ---------------------
/s/ Kathy J. Hardee                   Title: Pres.
-----------------------
/s/ Betty Causey
------------------                        /s/ Archie M. McNair (L.S.)
As to Lessor                               ----------------------
                                               ARCHIE M. MCNAIR
                                               d/b/a  MCNAIR RENTAL

                                      LESSEE:

                                      NEWRIDERS, INC.
                                      A NEVADA CORPORATION

/s/ Kathy J. Hardee                   By: /s/ Rion Hatchell (L.S.)
----------------------                   ---------------------
/s/ Philip C. Thompson                Title: Chairman of the Board
-----------------------
As to Newrider Inc.                   By:
                                         --------------------------- (L.S.)
                                      Title:
                                             -------------------------
STATE OF SOUTH CAROLINA )
                        )
COUNTY OF HORRY         )

       PERSONALLY appeared before me Kathy J. Hardee and made oath that she was present and saw the within named Archie McNair Cabinets, Inc. and Archie
M. McNair, d/b/a McNair Rental, by Archie M. McNair, as Lessor, sign, seal, and as his act and deed, deliver the foregoing Lease Agreement; and that she with Betty H. Causey witnessed the execution thereof.
                                                      /s/ Kathy J. Hardee
                                                     ----------------------




Sworn to before me this
6th day of June,  1997.

Betty H. Causey (L.S.)
-------------------------------
Notary Public for South Carolina
My commission Expires: 10 - 11 - 98


STATE OF SOUTH CAROLINA   )
                          )
COUNTY OF HORRY           )

     PERSONALLY appeared before me Kathy J. Hardee and made oath that she was present and saw the within named Newriders, Inc., a Nevada Corporation, as Lessees, by Rion Hatchell its Chairman of the Board, sign, seal, and as the corporate act and deed, deliver the foregoing Lease Agreement; and that she with Philip C. Thompson witnessed the execution thereof.

                                                       /s/ Kathy J. Hardee
                                                       -------------------
Sworn to before me this
9th day of June, 1997.

/s/ Philip C. Thompson
------------------------(L. S.)
Notary Public for South Carolina
My Commission Expires: 4-18-06

                           Exhibit "A"
ALL AND SINGULAR that certain piece, parcel or lot of land lying and being in Conway Township, County and State aforesaid, and being shown on map by J. F. Thomas, R.L.S., dated October 12, 1971. Bounded and described on said map as follows:

Beginning at Concrete Monument N. # 407 located on the Southwestern margin of
U. S. Highway # 501 and running South 34 degrees 35 minutes East with the said highway 100 feet to Concrete Monument # 4046; thence South 55 degrees 25 minutes West 305 feet to Concrete Monument # 4046 located in the center of a power line; thence North 34 degrees 35 minutes West with the aforesaid power line 100 feet to Concrete Monument N. # 410; thence North 55 degrees 25 minutes East 305 feet to Concrete Monument N. 407, the point of beginning.

Bounded on the North by U. S. Highway # 501, on the Southeast by Lot 3A and 3B on said map, on the Southwest by other lands of Burroughs Timber Company and on the Northwest by now or formerly Burroughs Timber Company, a portion of Lot 2A and 2B.

This is the identical property conveyed to James W. Edwards and Archie M. McNair by deed of Burroughs Timber co. recorded November 9, 1971, in Deed Book 459 at page 533, Office of the R.M.C. for Horry County, South Carolina.

This conveyance is subject to the restrictive covenants as contained in the aforementioned deed from Burroughs Timber Co. to James W. Edwards and Archie
M. McNair.

This is the identical property conveyed to Edwards-McNair, Inc. by James W. Edwards and Archie M. McNair by deed recorded March 28, 1972, in Deed Book 466 at page 707, in the Office of the R.M.C. for Horry County, South Carolina.